UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COLONIAL COMMERCIAL CORP.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[JUNE 22, 2009]

To the stockholders of Common Stock and Convertible Preferred Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Colonial Commercial Corp. will be held at [the offices of Folger & Folger, 521 Fifth Avenue, New York, New York 10175] on [June 22, 2009] at [10:00 a.m.], local time, for the following purposes:

1.	To elect six Directors to serve for the term set forth in the accompanying proxy statement.

2.
To consider and act upon a proposal to ratify the selection by the Company’s Board of Directors and Audit Committee of Eisner, LLP (“Eisner”) as the independent public accountants of the Company for the fiscal year ending December 31, 2009.

3.	To consider and act upon a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to change our name to “CCOM Group, Inc.”

4.	To consider and transact such other business as may properly come before the Meeting or any adjournments thereof.

A Proxy Statement, Form of Proxy, and the Annual Report to Stockholders of the Company for the year ended December 31, 2008 are enclosed herewith.  Only holders of record of Common Stock and Convertible Preferred Stock of the Company at the close of business on [April 30, 2009] will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.  A complete list of the stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Meeting, during ordinary business hours for a period of at least ten days prior to the Meeting, at the office of the Secretary of the Company, at 275 Wagaraw Road, Hawthorne, New Jersey 07506.

This year we are furnishing proxy materials to our stockholders over the Internet at [http://www.amstock.com/proxyservices/viewmaterial.asp?conumber=01228]. On [May  , 2009], we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and Annual Report and how to vote online. The notice also provides instructions on how a stockholder can request a paper copy of these documents.

By Order of the Board of Directors,

Hawthorne, New Jersey	William Salek

[May , 2009]	Secretary

IMPORTANT

You are cordially invited to attend the Annual Meeting.  Whether or not you are planning to attend, please sign, date and return the accompanying proxy as soon as possible.  A postage-paid, self-addressed envelope is enclosed for your convenience.  Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Meeting, may withdraw it and vote in person.  Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

COLONIAL COMMERCIAL CORP.
275 WAGARAW ROAD,
HAWTHORNE, NEW JERSEY 07506
----------------------------------------------------------

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [JUNE 22, 2009]

This proxy statement is furnished in connection with the solicitation of proxies, in the form enclosed herewith, by the Board of Directors of Colonial Commercial Corp. (the “Company”), for use at the Annual Meeting of Stockholders to be held at [the offices of Folger & Folger, 521 Fifth Avenue, New York, New York 10175] on [June 22, 2009] at [10:00 a.m.], local time, (the “Meeting”), or any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. Accordingly, on or about [May  , 2009], the Company is mailing to each holder of record of Common Stock and Convertible Preferred Stock as of [April 30, 2009] (the “Record Date”) a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials and annual report over the Internet and vote online. The Record Date was fixed by the Board of Directors for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials and annual report by mail unless you request one. If you wish to receive a printed copy of the Company’s proxy materials for the 2009 Annual Meeting and the Company’s Annual Report for 2008, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. The cost of soliciting proxies will be borne by the Company.  The Company has no contract or arrangement with any party in connection with the solicitation of proxies.  Following the mailing of proxy materials, solicitation of the proxies may be made by officers and employees of the Company by mail, telephone, facsimile, electronic communication, or personal interview.  Properly executed proxies will be voted in accordance with the instructions given by stockholders at the places provided for such purpose in the accompanying proxy.  Unless contrary instructions are given by stockholders, persons named in the proxy intend to vote the shares represented by such proxies FOR the election of the nominees as listed in this proxy, FOR the selection of Eisner as independent auditors and FOR the amendment to the Company’s Restated Certificate of Incorporation to change our name to “CCOM Group, Inc.” All shares represented by a properly executed proxy received in time for the Meeting will be voted in accordance with the directions specified thereon and, as to any other matter properly coming before the Meeting (none of which is presently known to the Board of Directors), in accordance with the judgment of the persons designated as proxies.

Voting Securities

As of the Record Date, the Company had [                ] outstanding shares of Common Stock and   [            ] outstanding shares of Convertible Preferred Stock. Holders of Common Stock and Convertible Preferred Stock are each entitled to one vote per share on all matters and vote as one class.  The presence at the Meeting in person or proxy of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

The current members of the Company’s Board of Directors, who have indicated that they intend to vote in favor of all of the Company’s proposals, own [              ] shares of Common Stock and  [        ] shares of Convertible Preferred Stock, which represents [        ]% of the combined total number of shares of Common Stock and Convertible Preferred Stock entitled to vote.  (See Security Ownership of Certain Beneficial Owners and Management)

PROPOSAL 1

ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. Each of the nominees named below currently serves as a director of the Company and each was elected at the Annual Meeting of Stockholders held on June 16, 2008. The Company has no reason to believe that any of the nominees will become unavailable to serve as Directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his/her choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below.

The Directors serve for a term of one year and until their successors are duly elected and qualified.

The names, ages and positions of the Registrant’s Directors and executive officers are listed below, along with a brief account of their business experience during the last five years.  Officers are appointed annually by the Board of Directors at its first meeting following the Annual Meeting of Stockholders and from time to time at the pleasure of the Board.  There are no family relationships among these Directors and officers, except for Melissa Goldman-Williams, who is the daughter of Michael Goldman, nor any arrangements or understandings between any Directors or officers and any other person pursuant to which any of such officers were selected as executive officers.

Nominees for Election

All of the nominees are currently serving as Directors. The name, age and term of office as Director of each nominee for election as Director and his or her present position(s) with the Company and other principal affiliations are set forth below.

Name of Nominee for Election	Age	Position with the Company

Dr. E. Bruce Fredrikson	71	Director, Chairman of Audit Committee

Melissa Goldman-Williams	41	Director

Michael Goldman	70	Director, Chairman of the Board

Stuart H. Lubow	51	Director, Chairman of Nominating Committee

Ronald H. Miller	65	Director

William Pagano	69	Director and Chief Executive Officer of the Company and President of Universal

Dr. E. Bruce Fredrikson

Dr. E. Bruce Fredrikson has been a Director of the Company since January 28, 2005. Dr. Fredrikson is currently an independent consultant in corporate finance and governance.  He is Professor of Finance, Emeritus, at Syracuse University’s Martin J. Whitman School of Management where he taught from 1966 until his retirement in May 2003. He is a director of Consumer Portfolio Services, Inc., a consumer finance company, and is non-executive Chairman of the Board of Track Data Corporation, a financial services company.  He is Chairman of the Audit Committee of both of these companies.  Dr. Fredrikson holds an A.B. in economics from Princeton University and a M.B.A. in accounting and a Ph.D. in finance from Columbia University.

Melissa Goldman-Williams

Melissa Goldman-Williams has been a Director of the Company since October 22, 2004.    Mrs. Goldman-Williams presently serves as the Chief Operating Officer of Westeye East, an appliance distributor.  Previously, Mrs. Goldman-Williams was the Chief Operating Officer and a member of the Board of Directors of Goldman Associates of New York, Inc., now an investment company located in Florida, until its acquisition by Westeye East on January 1, 2007.  Mrs. Goldman-Williams holds a B.A. from Lehigh University and a Masters Degree in Environmental Management from Duke University.

Michael Goldman

Michael Goldman has been a Director of the Company since September 29, 2004 and was appointed Chairman of the Board on April 17, 2006.  Since 1987 Mr. Goldman was the Chief Executive Officer and Chairman of the Board of Directors of Goldman Associates of New York, Inc., an appliance distributor for the Northeast, until January 1, 2007.  The assets of this company were acquired by Westeye East, on January 1, 2007 and it is now an investment company located in Florida.  Mr. Goldman continues to serve as the Chief Executive Officer and Chairman of the Board of Directors of Goldman Associates of New York, Inc.  Mr. Goldman is a Certified Public Accountant and holds a B.S. in Accounting from Brooklyn College and an M.B.A. in Management from Syracuse University.

Stuart H. Lubow

Stuart H. Lubow became a Director of the Company on May 11, 2006.  Mr. Lubow is a founder, Chairman, President and Chief Executive Officer of Community National Bank.  Mr. Lubow was founder, President and Chief Executive Officer of Community State Bank from 1997 to 2003 and was the Executive Vice President and Chief Operating Officer of Garden State Bank until 1996.  Mr. Lubow has been a banking executive for over 25 years.  He is a past Chairman of the Community Bankers Association of New Jersey, as well as the former Chairman of the Teaneck Development Corporation.  Mr. Lubow holds a B.A. in Accounting from Moravian College and has served as an instructor at the New York University School of Continuing Education.

Ronald H. Miller

Ronald H. Miller has been a Director of the Company since 1983.  Mr. Miller holds a B.S. in Education from Ohio State University and a J.D. from Ohio State University.  Mr. Miller was engaged in the practice of law since 1969 until his retirement in 2007.  Mr. Miller is an acting Judge of Auglaize County Municipal Court in the State of Ohio.

William Pagano

William Pagano has been the President of Universal since November 1998, and was appointed as a Director of the Company in February 2002, as President of the Company on October 27, 2005, and as Chief Executive Officer of the Company on April 17, 2006. Prior to November 1998, Mr. Pagano was engaged in the practice of law.  Mr. Pagano holds a B.S. in Industrial Management, and an M.B.A., both from Fairleigh Dickinson University.  Mr. Pagano also holds a J.D. from Seton Hall University.

Executive Officers

Set forth below is information concerning the sole executive officer who is not a Director of the Company.

Name	Age	Position with the Company

William Salek	47	Chief Financial Officer and Secretary of the Company and Vice President of Universal

William Salek

William Salek has been the Vice President of Universal since June 1999 and was appointed as the Chief Financial Officer of the Company in October 2004 and Secretary of the Company in February 2005.  Mr. Salek has been employed by Universal since 1983.  Mr. Salek holds a B.S. in Accounting from Clarion University.  Mr. Salek is a director of Educational Partnership for Instructing Children, Inc., a non-profit learning institute.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the [Record Date], information with respect to beneficial ownership by named executive officers and Directors of the Company, holders of over 5% of a class of stock and of named executive officers and Directors of the Company as a group.

	Common Stock			Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership*		Percent of Class	Amount and Nature of Beneficial Ownership*	Percent of Class

Officers and Directors:

Dr. E. Bruce Fredrikson	30,600	(1)	**	0	**

Melissa Goldman-Williams	5,400		**	0	**

Michael Goldman	1,317,329	(2)	29.68%	91,065	20.33%

Stuart H. Lubow	20,000	(3)	**	0	**

Ronald H. Miller	21,054	(4)	**	0	**

William Pagano	768,971	(5)	16.40%	0	**

William Salek	53,333	(6)	1.14%	0	**

All Officers and Directors as a Group:	2,216,687	***	47.61%	91,065	20.33%

Holders of over 5% of a class of stock who are not Officers or Directors:

Rita C. Folger	578,719	(7)	12.34%	0	**

Goldman Associates of New York, Inc.	979,255	(8)	21.04%	0	**

The beneficial owners listed above have all given a business address of 275 Wagaraw Road, Hawthorne, New Jersey 07506.

*For the purposes of this table, “Beneficial Ownership” is defined as set forth in rule 13d-3 under the Securities Exchange Act of 1934, as amended.  Except as set forth in the following notes, each person listed in the table has sole voting and sole investment power with respect to the shares of Common Stock listed in the table.

**Represents beneficial ownership of less than one percent of the Company’s outstanding securities.

***Assumes the conversion by Mr. Goldman of his 91,065 shares of Convertible Preferred Stock into 91,065 shares of Common Stock.

(1)  Dr. E. Bruce Fredrikson’s beneficial ownership consists of 10,600 shares of Common Stock and 20,000 shares of Common Stock issuable upon exercise of his options.

(2)  Michael Goldman is the Chief Executive Officer and Chairman of the Board of Goldman Associates of New York, Inc. (“Goldman Associates”). Goldman Associates is the owner of 979,255 shares of Common Stock (“Goldman Shares”). Mr. Goldman is the owner of 247,009 shares of Common Stock, 91,065 shares of Common Stock issuable at any time upon conversion of 91,065 shares of Convertible Preferred Stock, and the beneficial owner of the Goldman Shares.  Mr. Goldman’s Common Stock ownership in the table above reflects the aggregate amount of his beneficially owned shares consisting of: (i) 247,009 shares of Common Stock, (ii) 91,065 shares of Common Stock issuable at any time upon conversion of 91,065 shares of Convertible Preferred Stock, and (iii) the Goldman Shares. Mr. Goldman’s beneficial ownership excludes 20,000 shares of Common Stock owned by his wife, of which Goldman Associates and Michael Goldman disclaim beneficial ownership.  Mr. Goldman’s wife disclaims beneficial ownership of Mr. Goldman’s shares.

(3)  Stuart H. Lubow’s beneficial ownership consists of 20,000 shares of Common Stock issuable upon exercise of his options.

(4)  Ronald H. Miller’s beneficial ownership consists of 1,054 shares of Common Stock and 20,000 shares of Common Stock issuable upon exercise of his options.

(5)  William Pagano’s beneficial ownership consists of 735,638 shares of Common Stock and 33,333 shares of Common Stock issuable at any time upon conversion of a $100,000 Convertible Note at a conversion price of $3 per share.

(6)  William Salek’s beneficial ownership consists of 45,000 shares of Common Stock and 8,333 shares of Common Stock issuable upon conversion of a $25,000 Convertible Note at a conversion price of $3 per share.

(7)  Rita C. Folger’s beneficial ownership consists of 545,386 shares of Common Stock and 33,333 shares of Common Stock issuable upon conversion of a $100,000 Convertible Note at a conversion price of $3 per share. Mrs. Folger is the wife of Oscar Folger and the mother of Jeffrey Folger.  Oscar and Jeffrey Folger were each an employee of the Company as Vice President-Chief Legal Counsel and Assistant Vice President-Legal, respectively, until March 31, 2007.  As of April 1, 2007, Oscar and Jeffrey Folger ceased to act as employees of the Company, but their law firm Folger & Folger remains as counsel to the Company.  Mr. Folger’s beneficial ownership consists of 5,000 shares of Common Stock issuable at any time upon exercise of his options.  Mr. Folger disclaims beneficial ownership of his wife’s shares, and Mrs. Folger disclaims beneficial ownership of her husband’s shares.

(8)  The beneficial ownership of Goldman Associates of New York, Inc. consists of 979,255 shares of Common Stock.  See Footnote 2, above, for information relating to beneficial ownership of these securities held by Michael Goldman.

Transactions with Related Persons, Promoters and Certain Control Persons

(a)
A subsidiary of the Company leases a warehouse and store in Wharton, New Jersey comprising of 27,000 square feet from a company owned by Mr. Paul Hildebrandt under a lease that expires in June 2010.  The Company paid Mr. Hildebrandt’s company $241,095 and $234,866 as rent during the years ended December 31, 2008 and 2007, respectively.

The Company owes Mr. Hildebrandt $55,000 pursuant to two notes: (a) a subordinated note in the amount of $150,000, paid $30,000 annually commencing December 31, 2004, of which the final $30,000 payment that was due December 31, 2008 was deferred until on or about March 31, 2009, and (b) a $25,000 convertible note due June 1, 2009.  William Salek, the Company’s Chief Financial Officer, is the son-in-law of Mr. Hildebrandt.  Mr. Hildebrandt served as a Director of the Company from July 2004 to January 2005.

(b)
Pursuant to a secured note dated July 29, 2004, as amended by Amendment 1 dated March 27, 2008 and further amended by Amendment 2 dated February 12, 2009, the Company owes Goldman Associates of New York, Inc. (“Goldman Associates”), the principal amount of $750,000 collateralized by the assets of the Company. The secured note is subordinate to the borrowings under the credit facility, bears interest at the prime rate plus 2% and is due on January 1, 2010.

Michael Goldman is the Chief Executive Officer and Chairman of the Board of Goldman Associates and is Chairman of the Board of the Company.

In January 2008, the Company paid $13,221 in premiums for Michael Goldman’s COBRA health insurance for the calendar year 2008.

(c)
Oscar and Jeffrey Folger were each an employee of the Company as Vice President-Chief Legal Counsel and Assistant Vice President-Legal, respectively, until March 31, 2007.  As of April 1, 2007, Oscar and Jeffrey Folger ceased to act as employees of the Company, but their law firm Folger & Folger remains as counsel to the Company.  Rita Folger, a more than 5% shareholder of the Company, is the wife of Oscar Folger and the mother of Jeffrey Folger.  Professional fees paid to Folger & Folger for the years ended 2008 and 2007 were $60,087 and $115,412, respectively.

No money was paid to either Oscar or Jeffrey Folger as part time employees of the Company for the year ended December 31, 2008 and $3,000 was paid to each of Oscar and Jeffrey Folger as part time employees of the Company for the year ended December 31, 2007.

(d)
Pioneer Realty Holdings, LLC, a New York limited liability company (“Pioneer”), is the owner of the premises located at 836 Route 9, Fishkill, New York, formerly known as 2213 Route 9, Fishkill, New York that is leased to a subsidiary of the Company under a lease that expires on March 31, 2017, subject to two five-year renewal options.

William Pagano, Chief Executive Officer and Director of the Company, has a 55% interest in Pioneer and each of Mrs. Folger and Jeffrey Folger has an 8% interest in Pioneer Realty Partners I, LLC, which has a 40% interest in Pioneer.  The Company paid Pioneer Realty Holdings, LLC $250,146 and $176,556 in rent during the years ended December 31, 2008 and 2007, respectively.

(e)
Mr. Pagano and Mrs. Folger are each holders of convertible unsecured notes in the amount of $100,000, issued pursuant to the terms of a private placement made on July 29, 2004, as amended by Amendment 1 dated March 27, 2008 and further amended by Amendment 2 dated February 12, 2009. The convertible unsecured notes bear interest at the prime rate plus 2% and are due on January 1, 2010.

Mr. Salek and the wife of Michael Goldman are holders of convertible unsecured notes in the amounts of $25,000 and $12,500, respectively, issued pursuant to the terms of a private placement made on July 29, 2004. The convertible unsecured notes bear interest at 11% and are due on June 1, 2009.

Interest expense on the notes held by Mr. Pagano and Mrs. Folger amounted to $11,000 for each of the years ended December 31, 2008 and 2007, paid to each Mr. Pagano and Mrs. Folger.

Interest expense on the note held by Mr. Salek amounted to $4,583 and $5,500 for the years ended December 31, 2008 and 2007, respectively.

Interest expense on the note held by the wife of Michael Goldman amounted to $2,292 and $2,750 for the years ended December 31, 2008 and 2007, respectively.

Director Independence

The Board of Directors is comprised of six members, of which three are classified as “independent” as defined in the NASDAQ Marketplace Rule 4200.  The three independent Directors are Dr. E. Bruce Fredrikson, Stuart H. Lubow and Ronald H. Miller.

Compliance with Section 16(a) of the Exchange Act

The Company believes that during the period from January 1, 2008 through December 31, 2008, all executive officers, Directors and greater than 10% beneficial owners, complied with Section 16(a) filing requirements.

Information Concerning Operation of the Board of Directors and Committees

Meetings of the Board of Directors

During the year ended December 31, 2008, the Board of Directors had six meetings. Each director attended at least (i) 75% of all of the meetings of the Board of Directors held during the period; and (ii) 75% of the meetings of all committees on which he or she served.  The Company does not have a policy requiring incumbent Directors and Director nominees to attend the Company’s Annual Meeting of stockholders.  Five of the six Directors who were in office in 2008 attended the last Annual Meeting, which was held in 2008.

Committees of the Board of Directors

The Company has an Audit, Nominating and Compensation Committee and maintains written charters for each such committee on the Company's web site at www.colonialcomm.com.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Serving on the Committee are Dr. E. Bruce Fredrikson and Ronald H. Miller.  The Board of Directors has determined that it has two Audit Committee financial experts serving on the Audit Committee, Dr. Fredrikson and Mr. Miller.

The functions of the Audit Committee are, among other things, to make recommendations concerning the selection each year of independent auditors to the Company, to review the effectiveness of the Company’s internal accounting methods and procedures, to consider whether the Company’s principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. To carry out its responsibilities, the Audit Committee met four times during fiscal year 2008. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the NASDAQ Marketplace Rule 4200, and the Board of Directors has determined that all the members of the Audit Committee are "independent" as defined in the NASDAQ National Market’s Marketplace Rule 4350(d)(2)(A)(i) and (ii).

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent accountants.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met four times during fiscal year 2008.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company’s financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2008 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under standards established by the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in rule 3200T. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

Members of the Audit Committee

Dr. E. Bruce Fredrikson, Chairman

Ronald H. Miller

Nominating Committee

The Company currently has a separately designated standing Nominating Committee.  Serving on the Committee are Stuart H. Lubow and Ronald H. Miller.  The Board of Directors has determined that the Nominating Committee members are “independent” as defined in the NASDAQ Marketplace Rule 4200. The Nominating Committee met once in fiscal year 2008.

The functions of the Nominating Committee are, among other things, to oversee the design and administration of our nomination process.  Potential candidates for Director are reviewed by the Nominating Committee, and Director nominees are selected by Board of Director resolutions subject to the approval of a majority of the independent Directors.  All of the nominees recommended for election to the Board of Directors at the Annual Meetings are Directors standing for re-election.  Although the Nominating Committee has not established any minimum qualifications for Director candidates, when considering potential Director candidates, the Nominating Committee considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors.  In 2008, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Nominating Committee will consider Director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other Directors, provided the stockholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Stockholders," below.  To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of its voting stock.

Compensation Committee

The Company currently has a separately designated standing Compensation Committee.  Serving on the Committee are Dr. E. Bruce Fredrikson and Stuart H. Lubow.  The Board of Directors has determined that the Committee members are “independent” as defined in the NASDAQ Marketplace Rule 4200.  In addition, no Director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The functions of the Compensation Committee are, among other things, to assist the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and approving the compensation of the Company’s Chief Executive Officer (“CEO”);  (ii) reviewing and approving compensation levels for such executive officers or other members of management as the Board or Committee deems appropriate; (iii) reviewing and approving management incentive compensation policies and programs; (iv) reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement.  To carry out its responsibilities, the Compensation Committee met once during fiscal year 2008.

The Compensation Committee may form, and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee.

Stockholders’ Communications with the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations Department at 973-427-8224. However, stockholders may communicate with the Board of Directors by sending a letter to Board of Directors of Colonial Commercial Corp., c/o Corporate Secretary, 275 Wagaraw Road, Hawthorne, New Jersey 07506. Any communications must contain a clear notation indicating that it is a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual Director or Directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Executive Compensation

Summary Compensation Table

The following table sets forth information about compensation paid or accrued by the Company during the fiscal years ended December 31, 2008 and 2007 to William Pagano and William Salek, the only named executive officers of the Company whose compensation exceeded $100,000.

			Non-Equity	All
			Incentive Plan	Other
Name and Principal Position	Year	Salary	Compensation	Compensation	Total

William Pagano—Director and Chief	2008	$200,000	-	-	$200,000
Executive Officer of the Company and,	2007	$200,000	-	-	$200,000
President of Universal*

William Salek—Chief Financial Officer	2008	$130,000	-	-	$130,000
and Secretary of the Company and Vice	2007	$120,000	$14,235	-	$134,235
President and Secretary of Universal

*Mr. Pagano deferred his salary from November 23, 2008 through December 31, 2008. Mr. Pagano will receive his deferred salary in the amount of $21,538 on or about March 31, 2009. On March 4, 2009, Mr. Pagano waived his right to receive incentive compensation for 2008. On March 3, 2008, Mr. Pagano waived his right to receive incentive compensation for 2007.

During the fiscal years ended 2008 and 2007, no stock awards, option awards, bonuses or nonqualified deferred compensation earnings were earned by the named executive officers.

Narrative Disclosure to Summary Compensation Table

Mr. Pagano is the Chief Executive Officer of the Company. Mr. Salek is the Chief Financial Officer and Secretary of the Company.

William Pagano

Universal Supply Group, Inc., (“Universal”), a wholly owned subsidiary of the Company, and Mr. Pagano entered into an employment agreement dated as of June 25, 1999, as amended, (“Employment Agreement”), and expiring on December 31, 2010, pursuant to which the Company employed Mr. Pagano as President of Universal.  The Employment Agreement provides for (i) a salary of $200,000 per year, reduced by any amounts payable to Mr. Pagano for loss of earnings or the like under any insurance plan or policy, the premiums for which are paid for in their entirety by the Company; (ii) fringe benefits commensurate with Mr. Pagano’s position as President, in such group life, health, accident, disability or hospitalization insurance plans, subject to underwriting requirements as Universal, or its parent, may make available to its other executive employees and (iii) additional incentive compensation based on a percentage of earnings, as defined below, of the subsidiaries, limited to two times his base compensation. Mr. Pagano is subject to the confidentiality and non-compete provisions set forth in the Employment Agreement.

For the calendar years 2008 through 2010, Mr. Pagano will receive, as incentive compensation, a percentage of the Incentive Compensation Base.  Incentive Compensation Base shall mean the Universal’s net earnings (as determined by the Company, Universal’s parent) which are included in the Company’s consolidated audited financial statements, plus the amount of any deductions from net earnings which are made in such statements for (i) interest paid or accrued in connection with the acquisition of the Universal, (ii) Federal income taxes, (iii) parent company management fees or allocation of overhead from the parent company either paid or accrued and (iv) incentive compensation under this Agreement.  Earnings of businesses acquired by Universal shall be included in determining incentive compensation base.  Incentive compensation will be paid within 30 days following receipt by Universal of the Independent Accountant’s report for the year involved and said report shall be binding and conclusive on the calculation of net earnings and incentive compensation.  Incentive compensation for any year beginning in 2005 shall in no event exceed two times Mr. Pagano’s base compensation for such year.

Portion of Incentive			Additional Compensation
Compensation Base			Percentages

Up to		$250,000	8%
$251,000	to	$500,000	9%
$501,000	to	$750,000	10%
$751,000	to	$1,000,000	11%
$1,001,000		And over	12%

For the fiscal years ending December 31, 2008 and 2007 the incentive compensation base was $517,100 and $1,473,150, respectively, and the incentive compensation was computed as follows:

2008
Incentive Compensation Base	Additional Compensation Percentages	Incentive Compensation

$250,000	at 8%	$20,000
$250,000	at 9%	$22,500
$17,100	at 10%	$1,710
$0	at 11%	$0
$0	at 12%	$0
$517,100		$44,210

2007
Incentive Compensation Base	Additional Compensation Percentages	Incentive Compensation

$250,000	at 8%	$20,000
$250,000	at 9%	$22,500
$250,000	at 10%	$25,000
$250,000	at 11%	$27,500
$473,150	at 12%	$56,778
$1,473,150		$151,778

Total incentive compensation for the fiscal years ended December 31, 2008 and 2007 was $44,210 and $151,778, respectively.  On March 4, 2009, Mr. Pagano waived his right to receive incentive compensation for 2008.  On March 3, 2008, Mr. Pagano waived his right to receive incentive compensation for 2007.

In the event that Mr. Pagano no longer performs the duties of the President of Universal or the Vice President of RAL for any reason other than death or disability, the Company will be considered in default of its credit agreement with Wells Fargo Bank, National Association unless a waiver is obtained.

William Salek

Mr. Salek’s employment agreement expired on December 31, 2007. Mr. Salek is currently employed by the Company on an at-will basis at an annual compensation rate of $130,000. Mr. Salek did not receive an incentive award for the fiscal year ending December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

There were no equity awards outstanding for the named executive officers as of December 31, 2008.

Potential Payments Upon Termination or Change In Control

No named executive officer is entitled to any payments upon the termination or retirement of such named executive officer or upon a change of control of the Company.

Director’s Compensation

The following table sets forth compensation to members of the Board of Directors, other than those employed by the Company, during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash	Option Awards*	All Other Compensation	Total

Dr. E. Bruce Fredrikson	$22,000	$8,902	-	$30,902

Melissa Goldman-Williams	$12,000	-	-	$12,000

Michael Goldman	$12,000	-	$13,221	$25,221

Stuart H. Lubow	$12,000	$8,902	-	$20,902

Ronald H. Miller	$12,000	$8,902	-	$20,902

*The dollar amount of stock option awards are recognized for financial statement reporting purposes with respect to the year ended December 31, 2008, in accordance with FAS 123R.

Members of the Board of Directors, other than those employed by the Company, received a fee of $12,000 annually consisting of an annual retainer of $8,000 and a fee of $1,000 for each meeting of the Board, limited to $4,000 per annum payable in advance in four equally quarterly installments.

Dr. E. Bruce Fredrikson’s annual retainer fee for serving as a Director and Chairman of the Audit Committee is $18,000.  The fee is payable in $4,500 installments in advance of each quarter.

Members of the Board of Directors receive no fees if they are employed by the Company.

For the calendar year 2008, the Company paid the premiums for Michael Goldman's COBRA health insurance.  In January 2008, the Company paid $13,221 for this premium for 2008.

On December 6, 2006, the Company granted ten-year options to purchase 25,000 shares of common stock at an exercise price of $1.85 per share to each of the following Directors: Dr. E. Bruce Fredrikson, Stuart H. Lubow and Ronald H. Miller. The option to each Director was immediately vested for 10,000 shares and will vest for 5,000 additional shares on each of the first three anniversaries of the Grant Date if the optionee then continues as a Director. The options were granted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

PROPOSAL 2

RELATIONSHIP WITH AND RATIFICATION OF SELECTION OF

INDEPENDENT AUDITORS

The Board of Directors of the Company, on the recommendation of the Audit Committee, has appointed the firm of Eisner LLP as the Company's principal accountants to audit the Company's financial statements for the year ended December 31, 2009, subject to ratification of this appointment by the stockholders of the Company.  A representative of Eisner is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.  A representative of Eisner is also expected to be available to respond to appropriate questions at the Meeting.

In the event that the stockholders fail to ratify this appointment, the Audit Committee will reconsider its selection of audit firm, but may decide not to change its selection.  Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EISNER, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Fiscal 2008 and 2007 Accounting Firm Summary

Audit Fees

Audit fees for 2008 and 2007 were $235,000 and $233,100, respectively.  All services provided by independent accountants were approved by the audit committee.  Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual statements, for review of interim consolidated financial statements included in quarterly reports and services that were normally provided by Eisner LLP in connection with statutory and regulatory filings or engagements.

Audit Related Fees

The Company did not incur audit related fees from Eisner LLP in 2008 or 2007.  Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

The Company did not incur tax fees from Eisner LLP in 2008 or 2007.  Tax Fees consist of fees billed for professional services rendered for tax compliance.  These services include assistance regarding federal, state and local tax compliance.

All Other Fees

All other fees for professional services rendered to the Company by Eisner LLP during the fiscal years 2008 and 2007 were $0 and $37,000, respectively.

The Audit Committee:

The Audit Committee meets with the independent auditor prior to the audit and discusses the planning and staffing of the audit, approves in advance the engagement of the independent auditor for all audit services and non-audit services and approves the fees and other terms of any such engagement, and obtains periodically from the independent auditor a communication of the matters required to be discussed by Statements of Auditing Standards No. 61 and SEC Rule 10(a).  The Audit Committee also meets with the auditors prior to the filing of Forms 10-K and 10-Q to discuss the results of their audit and reviews. In addition, the Company obtains a letter describing all relationships between the auditor and the Company and discusses with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

PROPOSAL 3

AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO CCOM GROUP, INC.

The Board of Directors of the Company has adopted a resolution to propose amending the Company’s Restated Certificate of Incorporation to change our name to “CCOM Group, Inc.” CCOM, our stock symbol, is a generic name and is conducive to our marketing programs.

A copy of the Amended Certificate of Incorporation is included as Exhibit A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHANGE OF THE NAME OF OUR CORPORATION TO CCOM GROUP, INC. WHICH IS PROPOSAL 3 ON THE PROXY.

Vote Required

Election of Directors

The election of Directors requires the plurality of the votes cast by Common Stockholders and Convertible Preferred Stockholders.  On this matter, abstentions and broker non-votes will have no effect on the voting.

Ratification of the Appointment of Independent Auditors

The appointment of Eisner as independent auditors requires the affirmative vote of a majority of the common and preferred shares, voting together as one class, cast at the Annual Meeting.  On this matter, abstentions and broker non-votes will have no effect on the voting.

Amendment to the Company’s Restated Certificate of Incorporation to Change Our Name to CCOM Group, Inc.

The Company’s name change from Colonial Commercial Corp. to CCOM Group, Inc. requires the affirmative vote of a majority of the common and preferred shares, voting together as one class, of all outstanding common and preferred shares entitled to vote thereon at the shareholders’ meeting.  On this matter, abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such amendment has been approved.

Expense of Solicitation

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Proposals of Stockholders

Any stockholder proposal intended to be presented at the Company’s 2009 Annual Meeting must be received by the Secretary of the Company, 275 Wagaraw Road, Hawthorne, New Jersey 07506, no later than January 9, 2010, in order to be considered for inclusion in the proxy statement and form of proxy for such Meeting. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Company not later than March 24, 2010.

Additional Information

Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY 07506.

Other Matters

Management of the Company knows of no matters to be presented at the Annual Meeting, other than the matters set forth in this proxy statement.  However, if any other matters properly come before the Meeting, the persons designated as proxies intend to vote such proxies in accordance with their best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

Hawthorne, New Jersey	William Salek

[May , 2009]	Secretary

EXHIBIT A

New York State
Department of State
Division of Corporations, State Records
 and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Colonial Commercial Corp.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: Colonial Commercial Corp.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

October 28, 1964

THIRD: The amendment effected by this certificate of amendment is as follows:

Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is CCOM Group, Inc.

1

FOURTH: The certificate of amendment was authorized by: [Check the appropriate box]

☒	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

William Pagano
(Signature)	(Name of Signer)

Chief Executive Officer
(Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Colonial Commercial Corp.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name: Colonial Commercial Corp.

Address: 275 Wagaraw Road

City, State and Zip Code: Hawthorne, NJ 07506

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

2